Exhibit 4.2
                      Form of Shareholder Voting Agreement

                          SHAREHOLDER VOTING AGREEMENT


         THIS SHAREHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of September ___, 1996 by and between Packaging Acquisition Corporation, a Georgia corporation ("Buyer"), Lamcor, Incorporated, a Minnesota corporation ("Lamcor"), and the undersigned (the "Shareholder").

         WHEREAS, the Shareholder desires that Buyer, LI Acquisition Corporation, a wholly owned subsidiary of Buyer ("Sub"), and Lamcor enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Sub with and into Lamcor (the "Merger"); and

         WHEREAS, the Shareholder and Lamcor are executing this Agreement as an inducement to Buyer to enter into and execute, and to cause Sub to enter into and execute the Merger Agreement;

         NOW, THEREFORE, in consideration of the execution and delivery by Buyer and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. The Shareholder represents and warrants to Buyer as follows:

                  (a) The Shareholder is the record and beneficial owner of the number of shares (such "Shareholder's Shares") of common stock, no par value, of Lamcor ("Lamcor Stock") set forth below such Shareholder's name on the signature page hereof Except for the Shareholder's Shares, the Shareholder is not the record or beneficial owner of any shares of Lamcor Stock: This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms, and reference herein to "Shareholder" shall, unless the context clearly requires otherwise, also mean and include such spouse. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

                  (c) The Shareholder's Shares and the certificates representing such Shareholder's Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

                  (e) The Shareholder understands and acknowledges that Buyer is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Buyer and Sub.

         2. VOTING AGREEMENTS. The Shareholder agrees with, and covenants to, Buyer as follows:

                  (a) At any meeting of Shareholders of Lamcor called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Lamcor of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of Shareholders of Lamcor or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Lamcor or (ii) any amendment of Lamcor 5 Articles of Incorporation or Bylaws or other proposal or transaction involving Lamcor or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

         3. COVENANTS. The Shareholder agrees with, and covenants to, Buyer as follows:

                  (a) The Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, offer for sale, solicitation of offer to purchase, gift, pledge or other disposition), or consent to any transfer of; any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into or agree to enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shareholder's Shares or any interest therein, (ill) grant any proxy, power of attorney or other authorization in or with respect to such Shareholder's Shares, except for this Agreement, or (iv) deposit such Shareholder's Shares into a voting trust or enter into or agree to enter into a voting agreement or arrangement with respect to such Shareholder's Shares; provided, however, that the Shareholder may transfer (as defined above) any of the Shareholder's Shares to any other person who is on the date hereof; or to any family member of a person or charitable institution which prior to the Shareholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

                  (b) If a majority of the holders of Lamcor Stock approve the Merger and the Merger Agreement, the Shareholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

                  (c) The Shareholder shall not, nor shall it permit any person who is an adviser or representative of the Shareholder to, directly or indirectly, alone or in concern with others (i) solicit, initiate or encourage the submission of; any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that such restrictions shall not apply to the extent required by the fiduciary duties of the Shareholder arising out of his or her status as a director of Lamcor Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any person who is an adviser or representative of the Shareholder, whether or not such person is purporting to act on behalf of the Shareholder, shall be deemed to be in violation of this Section 3(c) by the Shareholder. For all purposes hereof; "Takeover Proposal" means any proposal for a merger, consolidation, share exchange or other business combination involving Lamcor or any of its subsidiaries or any proposal, tender or other offer to acquire in any manner, directly or indirectly, an equity interest in any voting securities of; or a substantial portion of the assets of Lamcor or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement.

         4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

         (a) The Shareholder hereby irrevocably grants to, and appoints, Buyer and Allen D. Barnes, President of Buyer, and William C. Beddingfield, Executive Vice President, Treasurer and Secretary of Buyer, in their respective capacities as officers of Buyer, and any individual who shall hereafter succeed to any such office of Buyer, and each of them individually, the Shareholder's proxy and attorney-in-fact (with frill power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shareholder's Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against any Competing Transaction.

         (b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's shares are not irrevocable, and that any such proxies are hereby revoked.

         (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 302A.449 of the Minnesota Business Corporation Act.

         5. CERTAIN EVENTS. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shareholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Lamcor affecting the Lamcor Stock, or the acquisition of additional shares of Lamcor Stock or other voting securities of Lamcor by any Shareholder, the number of Shareholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Lamcor Stock or other voting securities of Lamcor issued to or acquired by the Shareholder.

         6. STOP TRACER. Lamcor agrees with, and covenants to, Buyer that Lamcor shall not register the transfer of any certificate representing any of the Shareholder's Shares, unless such transfer is made to Buyer or Sub or otherwise in compliance with this Agreement. The Shareholder agrees that the Shareholder will tender to Lamcor, within five business days after the date thereof; any and all certificates representing such Shareholder's Shares and Lamcor will inscribe upon such certificates the following legend:

         "The shares of Common Stock, no par value, of Lamcor, Incorporated represented by this certificate are subject to a Shareholder Voting Agreement dated as of __________, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Lamcor, Incorporated."

In the event that this Agreement is terminated in accordance with Section 9 hereof; Lamcor or its legal counsel may cause the foregoing legend to be removed from such certificates.

         7. REGULATORY APPROVALS. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

         8. FURTHER ASSURANCES. The Shareholder shall, upon request of Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 4 in Buyer and the other irrevocable proxies described therein at the expense of Buyer.

         9. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

         10. MISCELLANEOUS.

         (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

         (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Buyer, to the address set forth in
Section 11.8 of the Merger Agreement; and (ii) if to the Shareholder; to its address shown below its signature on the last page hereof.

         (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

         (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a). Any assignment in violation of the foregoing shall be void.

         (h) The Shareholder agrees that irreparable damage would occur and that Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such Party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Minnesota or a Minnesota state court.

         (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in frill force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

         (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.


         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Voting Agreement as of the day and year first above written.

                                      PACKAGING ACQUISITION CORPORATION


                                      By
                                          -------------------------------------
                                                President



                                      LAMCOR, INCORPORATED


                                      By
                                          -------------------------------------
                                                President



                                      SHAREHOLDER:


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                                      Name:
                                            -----------------------------------
                                      Address:
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                                      Number of Shares
                                      Beneficially Owned:
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